Exhibit 10.11

 Business Consulting Agreement dated as of __________, 2016, between _____________, a ______________ company (the “Consultant”), and Ecosphere Development Company LLC, a Washington limited liability company (the “Company”).

The Company desires to obtain the services of the Consultant and the Consultant desires to render services to the Company.  In consideration of the mutual covenants and agreements herein set forth, the parties hereto have agreed, and do agree as follows:

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Retention of Consultant.  The Company hereby retains the Consultant for the compensation and on the terms and conditions hereinafter provided.

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Acceptance by Consultant. The Consultant hereby accepts such retention for the compensation and on the terms and conditions hereinafter provided.

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The Services.  The services to be provided by the Consultant hereunder (the "Services") shall consist of advice and services with respect to the Company's business and financial management and long-range planning.

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Compensation.  This Agreement is subject to a Sublease Agreement between the Company and Galaxy Groves, LLC (“GG”).

(a)

As compensation for the Services, the Consultant shall be paid by the Company, on the first day of each month commencing four months after the later of the date that GG receives a certificate of occupancy from the local authorities and the issuance of a license to grow marijuana from the Washington Liquor Control Board (the “Commencement Date”), an aggregate amount equal to the sum of (a) $8,333.33 plus (b) 15% of the Company’s gross lease revenue from GG for the immediately preceding month, which initially shall be $37,500 per month.  Gross lease revenue shall be an amount equal to the aggregate amounts received by the Company from the facilities, and/or business activities and operations conducted thereon, described in the Sublease Agreement listed on Exhibit A hereto, including without limitation the aggregate amounts received by the Company pursuant to the agreements listed on Exhibit A hereto (collectively, the “Grower Agreements”), as such agreements may be modified, renewed and/or replaced from time to time.

(b)  Each such gross lease payment shall be accompanied by a report signed by the Company’s Chief Financial Officer certifying the amount and calculation of such gross lease revenue.  The Consultant shall have the right, at his own expense and not more often than once a year, to have a Certified Public Accountant (who has agreed to maintain the confidentiality of the information reviewed pursuant to a mutually satisfactory confidentiality agreement) examine the books of the Company to verify the calculation of such gross lease revenue; such examination shall be at the expense of the Consultant, unless it discloses an error of more than 5% in the Company’s favor, in which event such examination shall be at the expense of the Company.

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Term of Agreement.  The term of this Agreement shall be 30 years from the Commencement Date. .

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Expenses.  The Company is not responsible for any of the Consultant’s travel, entertainment and other out-of-pocket costs.

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Nature of Retention. The Consultant shall operate and perform the Services as an independent contractor.  The Consultant assumes no responsibility under this Agreement except to use all reasonable efforts to render the Services called for hereunder in a manner reasonably satisfactory to the Company and the Consultant shall not be liable or held accountable for any mistakes of fact or of law or for any loss or damage to the Company arising or resulting therefrom, except for gross negligence or willful misconduct.  During the term of this Agreement, the Consultant shall be free to render consulting services (whether or not the same as or comparable to the Services) to other persons, firms and corporations.  In connection with any such services, the Consultant shall not disclose any confidential information pertaining to the affairs of the Company.

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Notices.  All notices and other communications under or in connection with this Agreement shall be in writing, shall be sent by registered or certified mail, return receipt requested, and shall be deemed to have been given or made when received at the following addresses:

If to the Consultant:

______________

______________

______________

If to the Company:

Ecosphere Development Company LLC

3515 SE Lionel Terrace

Stuart, FL 34997

Attn: Manager

Each of such addresses may be changed by notice given as provided above.

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Successors and Assigns.  Except as otherwise provided herein, neither this Agreement nor any rights or obligations created hereunder may be assigned without the prior written consent of the other parties hereto, except that the Consultant may assign and/or delegate its rights and/or obligations hereunder to an affiliate of the Consultant without the consent of the Company provided that such affiliate has sufficient staff to provide the Services. Any attempted assignment in violation of the provisions of this Section shall be void.  This Agreement shall be binding upon all successors in interest of the Company.

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Applicable Law, Etc.  This Agreement shall be construed and enforced for all purposes and in all respects in accordance with the substantive laws of the State of Washington.

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Headings.  The headings herein are for convenience of reference only and shall not be deemed to be part of the substance of this Agreement.

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Entire Agreement.  This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and may be changed only by a written agreement signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Consultant:

By
Name:
Title:

ECOSPHERE DEVELOPMENT COMPANY LLC

By:
Name: Dennis McGuire, Sr.
Title: Chief Executive Officer of Ecosphere Technologies, Inc., Sole Member